UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

NATHAN'S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction	(Commission	(IRS Employer of incorporation)
	File Number)	Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ÿ      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ÿ      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

As previously reported Nathan’s Famous, Inc. (“Nathan’s”) has been engaged in litigation with SMG, Inc. (“SMG”) in Illinois State court related to the License Agreement between them and, in connection with that litigation, damages of $4,909,701.44, inclusive of pre-judgment interest, were assessed against Nathan’s (the “Judgment”) .  Nathan’s has determined to appeal both the court’s finding with respect to SMG’s claims relating to the sale of Nathan’s proprietary seasonings to SMG and the amount of the Judgment.

In connection with its appeal, on March 31, 2011, Nathan’s has entered into both a Security Agreement with SMG (the “Security Agreement”) and a Blocked Deposit Account Control Agreement (“Blocked Account Agreement”) with SMG and Citibank, N.A. (the “Bank”).

Pursuant to the Security Agreement, Nathan’s has granted SMG a security interest in the amounts on deposit in a specified account at the Bank (the “Account”) in order to secure Nathan’s’ obligation to pay to SMG $4,909,701.44, together with post-judgment interest on such amount and costs incurred in connection with such amounts.

Pursuant to the Blocked Account Agreement, Nathan’s has deposited $4,909,701.44 into the Account and has agreed to deposit additional amounts monthly in an amount equal to the post-judgment interest (calculated at 9% per annum) for the preceding month.  Pursuant to the Blocked Account Agreement, Nathan’s will have no right to withdraw amounts from the Account, until: (a) the Bank receives written notice from SMG (a “Release Notice”) that (i) the Judgment, plus all applicable post-judgment interest, has been satisfied, (ii) the Judgment has been reversed or the Judgment has been vacated and the matter remanded and that any subsequent motions or appeals have been resolved, (iii) Nathan’s and SMG have entered a fully-executed settlement agreement resolving the Judgment, or (iv) SMG has withdrawn its “Disposition Notice” (as defined below) or (b) the Bank has received a Disposition Notice and has acted in accordance with the Disposition Notice.

SMG has agreed to deliver a Release Notice to the Bank within five (5) business days following any of the events described in clauses (a)(i), (ii) or (iii), above, and is entitled to provide written notice (a “Disposition Notice”) to the Bank to distribute the amounts in the Account if either (i) the Judgment is affirmed and all appeals are exhausted, and the amount of the Judgment plus all applicable post-judgment interest is not satisfied by Nathan’s and paid to SMG within thirty (30) days of such affirmance or (ii) an Event of Default occurs under the Security Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Blocked Deposit Account Control Agreement among Nathan’s Famous, Inc., SMG, Inc. and Citibank, N.A. dated as of March 31, 2011
10.2	Security Agreement between Nathan’s Famous, Inc. and SMG, Inc. dated as of March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald DeVos
Ronald DeVos
Vice-President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated:  April 6, 2011